EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

Gansu Yunzhao Ruyi Technology Development Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee(3)

Fees to Be Paid	Ordinary shares, $0.0025 par value(2)	Equity	457(a)	6,000,000	$10.00	$60,000,000	0.0001476	$9,186.00

Fees Previously Paid								$0.00

Carry Forward Securities	N/A					N/A
	Total Offering Amounts					$60,000,000		$9,186.00
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due (4)							$9,186.00

Table 1: Newly Registered and Carry Forward Securities

(1)	Estimated solely for the purpose of computing the amount of the registration fbe pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price

(4)	Registration fee will be paid when this Registration Statement is publicly filed with the SEC under Section 6(b) of Securities Act.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Clabmed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 450(b) and 0-11(a)(2)

Fee Offset Claims	N/A
Fee Offset Sources
Rule 457(p)
Fee Offset Claims		N/A
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A